Exhibit 10.8

MASTER PARTICIPATION AND ASSIGNMENT AGREEMENT

Master Participation and Assignment Agreement (as amended from time to time, this “Agreement”), dated as of December 16, 2019, between BC Partners Lending Corporation, a corporation incorporated under the law of the State of Maryland (the “Sole Shareholder”), and Great Lakes BCPL Funding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”).

RECITALS

WHEREAS, the Sole Shareholder owns certain loans (the “Collateral Obligations”) and the Issuer desires to purchase certain of such Collateral Obligations and/or portions thereof as set forth on Annex A hereto;

WHEREAS, the Issuer and the Sole Shareholder, inter alia, have entered into that certain Issuer Sale and Contribution Agreement (as amended from time to time, the “Issuer Sale and Contribution Agreement”), dated as of December 16, 2019, pursuant to which the Sole Shareholder has agreed to sell certain loans, including the Transferred Assets, to the Issuer, subject to the terms and conditions set forth in the Issuer Sale and Contribution Agreement and, with respect to the Transferred Assets that will be Closing Date Participation Interests until elevated to assignments, as set forth herein and subject to the terms of the Indenture;

WHEREAS, the settlement of the acquisition of the Transferred Assets by the Issuer from the Sole Shareholder shall occur, solely for administrative convenience, pursuant to and in accordance with this Agreement whereby the Sole Shareholder will (i) grant a participation interest in each Transferred Asset directly to the Issuer pursuant to Section 2.01 and (ii) thereafter cause an assignment of each such Transferred Asset to be delivered to the Issuer so that the Issuer becomes the record owner of such Transferred Asset pursuant to Section 2.05;

WHEREAS, such grant by the Sole Shareholder and acquisition by the Issuer of such participation interest in each Transferred Asset is referred to herein as the “Transfer” of such Transferred Asset; and

WHEREAS, with respect to any Transferred Asset, the Sole Shareholder and the Issuer will cause the relevant participation to be elevated to an assignment as soon as practicable, pursuant to the provisions of Section 2.05, after the Settlement Date.  Such elevation is referred to herein as the “Elevation” with respect to any Transferred Asset, and the date of any Elevation of such Transferred Asset is referred to herein as the related “Elevation Date”.

AGREEMENT

Accordingly, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE I

Definitions

SECTION 1.01Certain Definitions; Interpretation.

(a)Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Issuer Sale and Contribution Agreement or, if not defined therein, in the Indenture. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings (to the extent not otherwise defined herein):

“Agreement” has the meaning specified in the Preamble.

“Business Day” has the meaning specified in the Indenture.

“Collateral Manager” means Sole Shareholder, in its capacity as collateral manager under the Collateral Management Agreement, dated as of December 16, 2019, by and between the Issuer and Sole Shareholder, in its capacity as collateral manager.

“Collateral Obligations” has the meaning specified in the Recitals.

“Elevation” has the meaning specified in the Recitals.

“Elevation Date” has the meaning specified in the Recitals.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Obligation, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Collateral Obligation, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements, (c) [reserved], (d) any accrued and unpaid interest on any Collateral Obligation with respect to the period of time prior to and excluding the Settlement Date.

“Indenture” means the Indenture, dated as of December 16, 2019 (as amended, modified, restated or supplemented from time to time), between the Issuer, U.S. Bank National Association, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts thereunder, the “Trustee”).

“Interest Proceeds” means, with respect to any Transferred Asset, any scheduled or unscheduled payment or prepayment of interest, fees and other similar amounts (for the avoidance of doubt, such other payments shall not include principal payments) received or allocated as interest respect of any such Transferred Asset.

“Issuer” has the meaning specified in the Preamble.

“Issuer Sale and Contribution Agreement” has the meaning specified in the Recitals.

“Participation Interest” and “Participation Interests” have the meanings specified in Section 2.01.

“Participation Percentage” means, with respect to each Collateral Obligation, the percentage set forth on Annex A hereto representing the percentage portion of such Collateral Obligation conveyed to the Issuer by the Sole Shareholder pursuant to the terms of this Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding thereof.

“Principal Proceeds” means, with respect to any Transferred Asset, any scheduled or unscheduled payment or prepayment of principal (including net sale proceeds) received or allocated as principal in respect of any such Transferred Asset.

“Pro Rata Share” means, with respect to any amount, as of any date of determination, the product obtained by multiplying such amount by the applicable Participation Percentage.

“Representing Party” has the meaning specified in Section 3.01.

“Settlement Date” means December 18, 2019.

“Sole Shareholder” has the meaning specified in the Preamble.

“Transfer” has the meaning specified in the Recitals.

“Transferred Assets” means the Collateral Obligations (excluding any Excluded Amounts) or portions thereof (if less than 100%) equal to the applicable Participation Percentage of each such Collateral Obligation conveyed by the Sole Shareholder to the Issuer hereunder, in each case as set forth on Annex A hereto.

(b)In this Agreement, unless a contrary intention appears:

(i)the singular number includes the plural number and vice versa;

(ii)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)reference to any gender includes each other gender;

(iv)reference to day or days without further qualification means calendar days;

(v)unless otherwise stated, reference to any time means New York, New York time;

(vi)references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(viii)reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix)references to “including” means “including, without limitation”.

(c)The titles of Articles and Sections hereof are for convenience only, and they neither form a part of this Agreement nor are to be used in the construction or interpretation hereof.

ARTICLE II
Transfer

SECTION 2.01Transfer.  Upon the terms and subject to the conditions hereof on the Settlement Date, the Sole Shareholder hereby irrevocably grants to the Issuer, and the Issuer hereby acquires from the Sole Shareholder, an undivided participation interest in each Transferred Asset, which interest shall be understood to include all of the Sole Shareholder’s right, title, benefit and interest in and to the Pro Rata Share of any interest accruing from and after the Settlement Date, any Interest Proceeds and Principal Proceeds to the extent provided in Section 2.02 and, to the extent permitted to be transferred under applicable law and under the applicable transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, any chain of endorsement) executed and delivered in connection with a Transferred Asset, all claims, causes of action and any other right of the Sole Shareholder (in its capacity as a lender under such documentation), whether known or unknown, against any Obligor or any of its affiliates, agents, representatives, contractors, advisors or other Person arising under or in connection with such documentation or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement (each, a “Participation Interest” and, collectively, the “Participation Interests”), upon the terms and subject to the conditions set forth in this Agreement.  The Issuer hereby assumes all obligations and liabilities of the Sole Shareholder as lender with respect to or in connection with each related Participation Interest arising or occurring on or after the Settlement Date.  The consideration for the transfer of the Participation Interests from the Sole Shareholder to the Issuer shall consist of the consideration set forth in the Issuer Sale and Contribution Agreement.  The purchase price for each Collateral Obligation sold pursuant to this Agreement shall be equal to the fair market value thereof as determined by the Sole Shareholder and the Issuer and shall be on terms no less favorable to the Issuer than the Issuer would then obtain in a comparable arm’s length transaction with a person that is not an Affiliate. The Participation Interests are certain of the “Closing Date Participation Interests” referred to in the Issuer Sale and Contribution Agreement and in the Indenture.

SECTION 2.02Interest Proceeds and Principal Proceeds; Payments of Interest Proceeds and Principal Proceeds and Other Payments Received After the Settlement Date.

(a)With respect to each Transferred Asset, the Issuer shall acquire its Pro Rata Share of all rights to Interest Proceeds and Principal Proceeds that, as of the Settlement Date, are accrued but unpaid with respect to the period from and after the Settlement Date (which, for the avoidance of doubt, shall not include any Excluded Amounts).

(b)If at any time after the Settlement Date the Sole Shareholder receives any Interest Proceeds or Principal Proceeds (in each case, other than any Excluded Amounts) in respect of the Transferred Assets, the Sole Shareholder shall deliver (or cause to be delivered) promptly to the Issuer its Pro Rata Share of such Interest Proceeds and Principal Proceeds.  If at any time after the Settlement Date the Sole Shareholder receives any other payment (including principal, interest (to the extent relating to the period from and after the Settlement Date) or any other amount) with respect to a Transferred Asset, the Sole Shareholder shall hold such amount in trust for the Issuer and shall deliver (or cause to be delivered) promptly to the Issuer its Pro Rata Share of such payment, and in the case of any such payment of interest, the Sole Shareholder shall provide (or cause to be provided) a written notice to the Issuer at the time of such delivery setting forth calculations and certifying as to the portion of any interest received that relates to the period from and after the Settlement Date.

(c)Without limiting the foregoing, the Sole Shareholder agrees (a) until the Elevation of each Transferred Asset has been completed, to maintain its existing custodial arrangements and bank accounts established to receive proceeds of such Transferred Asset and (b) to remit (or cause to be remitted) to the Issuer, promptly (but not more than two Business Days) after receipt of such payment and identification thereof, the Issuer’s Pro Rata Share of each payment received in connection with each Transferred Asset to which the Issuer is entitled in accordance with Section 2.01.  If the Sole Shareholder is dissolved, notwithstanding the foregoing, the Participation Interests in each of the Transferred Assets shall elevate automatically and immediately to an assignment and all of the Sole Shareholder's rights, title, interests and ownership of such Transferred Assets shall vest in the Issuer.   The Sole Shareholder acknowledges that from and after the Settlement Date it shall have no equitable or beneficial interest in the Pro Rata Share of any payment received by it with respect to any Transferred Asset (other than any Excluded Amounts).

SECTION 2.03Treatment of Transfer; Backup Grant of Security Interest.

(a)Each party hereto (i) agrees that each Transfer shall be a sale or contribution of a participation interest in the relevant Transferred Asset for all relevant purposes (other than tax and accounting purposes), (ii) intends, and has as its business objective, that each Transfer be an absolute and irrevocable transfer, without reservation or retention of ownership whatsoever by the Sole Shareholder of the Transferred Assets, and not be a transfer as security for a loan, (iii) agrees and acknowledges that the Sole Shareholder shall have no right hereunder to reacquire any Transferred Asset and the Issuer shall be entitled to dispose of any such Transferred Asset in its discretion and shall have no duty or obligation to account to the Sole Shareholder in respect thereof nor any recourse to the Sole Shareholder in connection with any such disposition, and (iv) each Transfer and any subsequent assignment of the Sole Shareholder's interest in the relevant Transferred Asset shall constitute assets owned by the Issuer, and not part of the Sole Shareholder’s estate, in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. The relationship between the Sole Shareholder and the Issuer shall be that of seller and buyer.  Neither party is a trustee or agent for the other party, nor does either party have any fiduciary obligations to the other party.  This Agreement shall not be construed to create a partnership or joint venture between the parties hereto.

(b)If, notwithstanding such intention, any Transfer is characterized by a court of competent jurisdiction as a transfer as security for a loan rather than a sale of a participation interest in the relevant Transferred Asset, or any Transfer shall for any reason be ineffective to transfer to the Issuer all of the Sole Shareholder’s right, title and interest in any Transferred Asset (including the Interest Proceeds and Principal Proceeds by it with respect to such Transferred Asset), then the Sole Shareholder shall be deemed to have granted to the Issuer, and the Sole Shareholder hereby grants to the Issuer, a first priority perfected security interest in and lien on all the Sole Shareholder’s right, title and interest in and to such Transferred Asset (including the Issuer’s Pro Rata Share of any Interest Proceeds and Principal Proceeds received by the Sole Shareholder with respect to such Transferred Asset), whether now existing or hereafter acquired, in order to secure such loan and all other obligations of the Sole Shareholder hereunder.

(c)After the Settlement Date, the Sole Shareholder shall record in the Sole Shareholder’s books and records the fact that the Sole Shareholder is no longer the beneficial owner of the Transferred Assets conveyed to the Issuer hereunder and, after the relevant Elevation Date with respect to any Transferred Asset, the Sole Shareholder shall record in the Sole Shareholder’s books and records the fact that the Sole Shareholder is no longer the record owner or beneficial owner of such Transferred Asset.  After the Settlement Date, the Issuer shall record in the Issuer’s books and records that fact that the Issuer is the beneficial owner of the Transferred Assets and, after the relevant Elevation Date with respect to any Transferred Asset, the Issuer shall record in the Issuer’s books and records the fact that the Issuer is the record owner and beneficial owner of such Transferred Asset.

(d)The Sole Shareholder consents to the filing of a UCC-1 financing statement on or about the date of hereof against it in favor of the Issuer as secured party and the Sole Shareholder as debtor in connection with the transfer of the Transferred Assets from Seller to Buyer on the Settlement Date.

SECTION 2.04Documents; Exercise of Rights and Remedies; Indemnification.

(a)Prior to Elevation, the Sole Shareholder shall furnish to the Issuer (or its collateral administrator) copies of any Underlying Instruments and applicable credit documentation in its possession in respect of a Transferred Asset and, as and when available to the Sole Shareholder (without prejudice to Section 2.05(b)), a copy of each transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, any chain of endorsement), amendment, consent or waiver in connection with any such documentation, provided that the Sole Shareholder is not prohibited from doing so under the related Underlying Instruments or applicable credit documentation after taking into account the next sentence.  The Issuer agrees that it shall maintain the confidentiality of any such documents to the extent required therein and to the same extent as if it were a party thereto and shall, upon the Sole Shareholder’s request, provide to the Sole Shareholder a confidentiality undertaking to such effect in accordance with the terms of the such documentation prior to the delivery thereof.

(b)From and after the Settlement Date, the Sole Shareholder agrees to promptly forward to the Issuer and the Collateral Manager all notices, requests, reports and communications of any nature received from any Person with respect to each Transferred Asset.  Unless restricted or prohibited under applicable law, rule, order or the relevant Underlying Instruments and/or credit documentation, the Sole Shareholder will not exercise any voting, consent or other right or remedy, or take or refrain from taking any action, in each case with respect to any Transferred Asset, except as directed by the Issuer.

(c)The Issuer shall reimburse the Sole Shareholder for any and all liabilities, obligations, actual losses, actual damages, penalties, actions, judgments, suits, costs, expenses, and disbursements, including legal fees, which may be incurred or made by the Sole Shareholder in connection with any such action so taken by the Sole Shareholder for which the Sole Shareholder is not reimbursed at any time by or on behalf of any Obligor under any applicable Underlying Instruments or credit documentation (other than any amounts thereof resulting from the Sole Shareholder’s gross negligence or willful misconduct). In no event will the Issuer reimburse the Sole Shareholder for any special, indirect, consequential or punitive damages in respect to any claim hereunder, whether or not known or suspected, unless any such special, indirect, consequential or punitive damages are actually incurred by or are payable by the Sole Shareholder.  In no event will the Sole Shareholder reimburse the Issuer for any special, indirect, consequential or punitive damages in respect to any claim hereunder, whether or not known or suspected, unless any such special, indirect, consequential or punitive damages are actually incurred by or are payable by the Issuer.

SECTION 2.05Elevation.

(a)Subject to the terms and provisions of the applicable Transferred Assets and of applicable law, the Sole Shareholder shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable, with respect to each such Transferred Asset and take such action (including the execution and delivery of any transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, any chain of endorsement)) as shall be reasonably necessary in connection therewith and in accordance with the terms and conditions of each such Transferred Asset and consistent with the terms of this Agreement.  The Sole Shareholder has prepared, or will prepare prior to the Settlement Date, individual assignments (or a master assignment) consistent with the requirements of the related Underlying Instruments and provided them to the Persons required under such Underlying Instruments, which assignments will become effective in accordance with such Underlying Instruments upon obtaining certain consents thereto or upon the passage of time or both. The Sole Shareholder shall pay any transfer fees and other expenses payable in connection with an Elevation and the Issuer will reimburse the Sole Shareholder for such fees and expenses, or any portion thereof, after receipt of an invoice therefor from the Sole Shareholder detailing such amounts. The Issuer shall be responsible for any expenses of administering each Transferred Asset prior to its Elevation.  At Elevation, the Sole Shareholder shall deliver such assignment and the credit documentation with respect to the related Transferred Asset in its possession to or as directed by the Issuer.  The Issuer and the Sole

Shareholder acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of any related Underlying Instruments may reflect that (i) the Sole Shareholder is assigning such Transferred Asset directly to the Issuer or (ii) the Issuer is acquiring such Transferred Asset at the closing of such Transferred Asset.  Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the Transferred Assets by the Sole Shareholder to the Issuer in accordance with the terms of this Agreement.

(b)The Sole Shareholder shall (so far as the same is within its power and control) maintain its existence as a Maryland Corporation, and shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, in each case, until an Elevation has been effected with respect to each Transferred Asset.  Upon the execution of this Agreement, the Sole Shareholder shall be deemed to have consented and agreed to the Elevation with respect to each of the Transferred Assets.  The Sole Shareholder agrees that, following any such date, the Issuer shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Transferred Assets, and in furtherance of the foregoing, effective immediately upon such date, the Sole Shareholder hereby makes, constitutes and appoints the Issuer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Issuer reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Transferred Assets. In addition, the Sole Shareholder, effective as of the Settlement Date, hereby makes, constitutes and appoints the Issuer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Issuer reasonably deems appropriate or necessary to direct the applicable Obligor or agent bank with respect to any Transferred Asset to deposit directly into the Collection Account the Issuer’s Pro Rata Share of Interest Proceeds and Principal Proceeds in respect of any Transferred Asset.  The foregoing powers of attorney are hereby declared to be irrevocable and a power coupled with an interest, and shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Sole Shareholder.

SECTION 2.06Release of Excluded Amounts.  The parties acknowledge and agree that the Issuer has no interest in the Excluded Amounts.  Promptly upon the receipt by or release to the Issuer of any Excluded Amounts, the Issuer hereby irrevocably agrees to deliver and release to (or as directed by) the Sole Shareholder such Excluded Amounts, which release shall be automatic and shall require no further act by the Issuer; provided that the Issuer agrees that it will execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Sole Shareholder in writing.

SECTION 2.07Conduct of Business.  The Sole Shareholder represents, warrants and undertakes that, from and after the Settlement Date, it will not engage in any activities with respect to the Transferred Assets other than holding record ownership of the Transferred Assets, receiving payments in respect of the Transferred Assets and remitting (or causing to be remitted) to the Issuer its Pro Rata Share of such payments as required hereunder, effecting Elevations with respect to the Transferred Assets and performing its other agreements hereunder with respect to such Transferred Assets.  The Sole Shareholder represents, warrants and undertakes that, from and after the date hereof, it shall not sell, grant a security interest in or lien on, or otherwise pledge, mortgage, hypothecate or encumber (or permit such to occur or suffer such to exist other than any security interest therein which will be released contemporaneously with the Transfer of such Transferred Asset hereunder and the grant of the security interest therein granted by the Sole Shareholder to the Issuer hereunder), any part of the Transferred Assets except for the grant of the Participation Interests to the Issuer as provided herein.

SECTION 2.08Further Assurances.  Each party agrees to execute and deliver all such further documents as may be reasonably requested by the other party in order to effect each Transfer and each Elevation as contemplated hereby.

ARTICLE III
Representations and Warranties

SECTION 3.01Representations and Warranties of Each Party.  Each party hereto (each, the “Representing Party”) represents and warrants to the other party as follows:

(i)the Representing Party is duly incorporated or formed, as applicable, and validly existing as an entity and is in good standing under the laws of its jurisdiction of incorporation;

(ii)the Representing Party has the requisite power and authority to enter into and perform this Agreement;

(iii)this Agreement has been duly authorized by all necessary action on the part of the Representing Party, has been duly executed by the Representing Party and is the valid and binding agreement of the Representing Party enforceable against such party in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, rehabilitation, conservation, moratorium or similar laws affecting rights of its creditors generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(iv)the Representing Party is adequately capitalized in light of its contemplated business or activities;

(v)no Transfer will be a transfer of property in connection with any preexisting indebtedness owed by the Sole Shareholder to the Issuer;

(vi)there are no agreements or understandings between the Representing Parties (other than this Agreement and the Issuer Sale and Contribution Agreement) relating to or affecting the Transfer or the Transferred Assets and the proceeds thereof;

(vii)the Representing Party conducts its business or activities solely in its own name;

(viii)the Representing Party provides for the payment of its expenses and liabilities from its own funds;

(ix)as of the date hereof and immediately prior the effectiveness this Agreement, Representing Party has not guaranteed and is not otherwise contractually liable for the payment of any liability of the other party;

(x)neither the assets nor the creditworthiness of the Representing Party is generally held out as being available for the payment of any liability of the other party;

(xi)the Representing Party maintains an arm’s-length relationship with the other party;

(xii)the Representing Party maintains separate financial records that enable its assets to be readily ascertained as separate and apart from those of the other party;

(xiii)the Representing Party’s funds are not commingled with those of the other party; and

(xiv)none of the execution, delivery and performance of this Agreement by the Representing Party will:

(A)

conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of the organizational documents of the Representing Party or any indenture, agreement, order, decree or other instrument to which the Representing Party is a party or by which the Representing Party is bound, which conflict, breach or default would have a material adverse effect with respect to the Representing Party; or

(B)

violate any provision of any law, rule or regulation applicable to the Representing Party of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Representing Party or its properties, which violation would have a material adverse effect with respect to the Representing Party.

SECTION 3.02Representations and Warranties of the Sole Shareholder.  The Sole Shareholder represents and warrants to the Issuer as follows:

(i)Upon the Elevation on the relevant Elevation Date with respect to any Transferred Asset, the Issuer will receive good and marketable title to such Transferred Asset, free and clear of any pledge, lien, investment interest, charge, claim, equity or encumbrance of any kind created by the Sole Shareholder or any Person claiming through the Sole Shareholder.  The participation in each Transferred Asset granted hereunder will be granted by the Sole Shareholder to the Issuer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest (other than any security interest therein which will be released contemporaneously with the Transfer of such Transferred Asset hereunder, the security interest granted hereunder by the Sole Shareholder to the Issuer and Sole Shareholder’s record ownership of the related Transferred Asset which, from and after the Settlement Date to and including the Elevation Date with respect thereto will be and remain free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest). There is no funding obligation in respect of the Transferred Assets that the Issuer is or shall be required to pay or otherwise perform that the Sole Shareholder has not paid or otherwise performed in full.

(ii)None of the execution, delivery and performance by the Sole Shareholder of this Agreement will adversely affect the nature of the title to any Transferred Asset received by the Issuer as provided in Section 3.02(i).

(iii)No consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by the Sole Shareholder of this Agreement, except (A) such as have been obtained and are in full force and effect or (B) those with respect to which the failure to obtain them would not have a material adverse effect with respect to the Sole Shareholder.

(iv)The Sole Shareholder has valid business reasons for transferring the Transferred Assets to the Issuer rather than obtaining a secured loan with the Transferred Assets as collateral.  The Sole Shareholder is not effecting any Transfer in contemplation of the Sole Shareholder’s insolvency or with any actual intent to hinder, delay or defraud any of its creditors.

(v)All corporate actions of the Sole Shareholder, with respect to the transactions contemplated hereby, have been and will continue to be reflected in any minutes of the Sole Shareholder.

(vi)The Sole Shareholder has been solvent at all relevant times before each Transfer and will not be rendered insolvent by any Transfer.  Before the date hereof, the Sole Shareholder did not engage in or have plans to engage in any business or transaction as a result of which the total assets remaining with the Sole Shareholder would constitute an unreasonably small amount of capital.  The Sole Shareholder has not incurred and does not intend to incur, debts that would be beyond its ability to pay as they mature.

SECTION 3.03No Liability.  The Sole Shareholder makes no representation or warranty, express or implied, and assumes no responsibility, with respect to the genuineness, authorization, execution, delivery, validity, legality, value, sufficiency, perfection, priority, enforceability or collectability of any Underlying Instruments or credit documentation executed and delivered in connection with a Transferred Asset.  The Sole Shareholder assumes no responsibility for (except as otherwise expressly provided herein) (a) any representation or warranty made by, or the accuracy, completeness, correctness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided directly or indirectly by, any obligor in respect of a Transferred Asset or any Underlying Instruments or credit documentation thereof or by any other Person, (b) the performance or observance by any obligor of any of the provisions of any Underlying Instruments or credit documentation in respect of a Transferred Asset (whether on, before or after the Settlement Date), (c) the filing, recording, or taking of any action with respect to any Underlying Instruments or credit documentation in respect of a Transferred Asset, (d) the financial condition of any obligor in respect of a Transferred Asset or of any other Person or (e) any other matter whatsoever relating to any obligor in respect of a Transferred Asset, any other Person or the Transferred Assets.

In making, managing, handling and transferring the Transferred Assets, the Sole Shareholder shall exercise the same care as it normally exercises with respect to loans held for its own account, but the Sole Shareholder shall have no further responsibility to the Issuer except as expressly provided herein and except for its own gross negligence,  willful misconduct, fraud or bad faith which results in actual loss to the Issuer.

ARTICLE IV

Miscellaneous

SECTION 4.01Amendments.  This Agreement may not be amended, altered, supplemented or otherwise modified, except by the execution and delivery of a written agreement by each of the parties hereto and the Administrative Agent.

SECTION 4.02Communications.  Except as may be otherwise agreed between the parties, all communications hereunder shall be made in writing to the relevant party by personal delivery or by courier or first-class mail by facsimile or email transmission as follows:

To the Sole Shareholder: to it at 650 Madison Avenue, 23rd Floor, New York, NY 10022, Attention: Joseph Barillaro, telephone no.: +1 (212) 796-1806 ,  email: Notices@bcpartners.com

To the Issuer: to it at c/o MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, Attention: The Directors, facsimile no.: +1 (345) 945-7100, telephone no.: +1 (345) 945-7099, email: cayman@maples.com or to such other address, telephone number or facsimile number as either party may notify to the other party in accordance with the terms hereof from time to time.  Any communications hereunder shall be effective upon receipt.

SECTION 4.03Governing Law; Waiver of Trial by Jury; Jurisdiction.

(a)This Agreement shall be construed in accordance with the law of the State of New York, and this Agreement, and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by such law without reference to its conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

(b)EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 4.03(b).

(c)Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it the address set forth in Section 4.02. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 4.04Non-Petition; Limited Recourse.

(a)Notwithstanding any other provision of this Agreement, the Sole Shareholder agrees that it may not, prior to the date which is one year and one day (or if longer, any applicable preference period then in effect plus one day) after the payment in full of all Notes and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws.  Nothing in this Section 4.04(a) shall preclude, or be deemed to stop, the Sole Shareholder:

(i)from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Issuer; or

(ii)from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceeding.

SECTION 4.05Parties Benefited.

(a)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) or delegated by either party without the prior written consent of the other party, except that (i) a party may make a transfer of all (but not less than all) of its rights and obligations under this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity, and (ii) the Issuer may assign and transfer its rights hereunder to the Trustee under the Indenture.  Any purported transfer that is not in compliance with this provision will be void.

SECTION 4.06Severability.  If any term, provision, covenant or condition of this Agreement, or the application thereof to the Sole Shareholder or the Issuer or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Sole Shareholder and the Issuer as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the Sole Shareholder and the Issuer or the practical realization of the benefits hereof that would otherwise be conferred upon the Sole Shareholder and the Issuer.  The Sole Shareholder and the Issuer will endeavor in good faith to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

SECTION 4.07Counterparts.  This Agreement (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts (including by facsimile transmission or other form of electronic transmission), each of which shall be an original, but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart signature page of this Agreement by facsimile transmission or by electronic transmission (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

- Signature Page Follows -

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as a deed as of the date first written above.

BC Partners Lending Corporation,
as Sole Shareholder

By:	/s/ Edward Gilpin
Name: Edward Gilpin
Title: Chief Financial Officer

Great Lakes BCPL Funding Ltd.,
as Issuer

By:	/s/ Pamela Sen-Gupta
Name: Pamela Sen-Gupta
Title: Director

Master Participation and Assignment Agreement – Signature Page

ANNEX A

SCHEDULE OF TRANSFERRED ASSETS

Obligor/Issuer	Loan ID	Stated Maturity	Notional Amount of Obligations (in USD$)
Acrisure	LX169343	11/22/2023	1,500,000
Drilling Info Holdings, Inc	LX174828	7/30/2025	1,000,000
Dun & Bradstreet	LX178432	2/6/2026	1,500,000
Location Services LLC	LM000159	11/7/2022	791,667
Pharmalogic Holdings Corp.	LM000163	6/12/2023	1,000,000
PHI Group, Inc.	LX181308	7/10/2024	1,457,433
Phoenix Towers US Holdings	LM000151	12/24/2023	1,000,000
Premier Imaging, LLC	LM000162	1/2/2025	2,000,000
Radiology Partners	LX174270	7/9/2025	1,500,000
SePRO Corporation	LM000149	2/7/2025	1,000,000
SOS Security Holdings LLC	LM000153	4/30/2025	1,500,000
Teneo	LX181075	7/11/2025	1,000,000
TLE Holdings, LLC	LM000160	6/28/2024	1,000,000
Wonder Love, Inc.	LM000158	11/18/2024	1,000,000